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                                                                  EXHIBIT 10(ap)



























             MARSH AMENDED AND RESTATED DEFERRED COMPENSATION PLAN






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             MARSH AMENDED AND RESTATED DEFERRED COMPENSATION PLAN
                                TABLE OF CONTENTS

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ARTICLE I PURPOSE.................................................................................................1
         1.1      Purpose.........................................................................................1

ARTICLE II DEFINITIONS............................................................................................3
         2.1      Definitions.....................................................................................3
                   (a)       Account..............................................................................3
                   (b)       Administrator........................................................................3
                   (c)       Adopting Company.....................................................................3
                   (d)       Aggregate Deferral Dollars...........................................................3
                   (e)       Aggregate Deferral Percentage........................................................3
                   (f)       Beneficiary..........................................................................4
                   (g)       Board of Directors...................................................................4
                   (h)       Cause................................................................................4
                   (i)       Change in Control....................................................................4
                   (j)       Code.................................................................................6
                   (k)       Company..............................................................................6
                   (l)       Company Stock........................................................................6
                   (m)       Compensation.........................................................................6
                   (n)       Deferred Compensation Account........................................................6
                   (o)       Disability...........................................................................6
                   (p)       Early Retirement.....................................................................7
                   (q)       Effective Date.......................................................................7
                   (r)       Elective Deferrals...................................................................7
                   (s)       Employee.............................................................................7
                   (t)       Employer.............................................................................7
                   (u)       Employer Matching Amount.............................................................7
                   (v)       Employer Matching Contributions......................................................7
                   (w)       Fair Market Value....................................................................7
                   (x)       401(k) Dollars.......................................................................8
                   (y)       401(k) Plan..........................................................................8
                   (z)       Grandfathered Benefit Account........................................................8
                   (aa)      Grandfathered Benefit Amount.........................................................8
                   (bb)      Grandfathered Contributions..........................................................8
                   (cc)      Highly Compensated Employee..........................................................8
                   (dd)      Key Employee.........................................................................8
                   (ee)      Matching Account.....................................................................9
                   (ff)      Matching Contribution Account........................................................9
                   (gg)      MDCP Supplemental Trust..............................................................9
                   (hh)      Normal Retirement....................................................................9
                   (ii)      Participant.........................................................................10
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                   (jj)      Pension Plan........................................................................10
                   (kk)      Plan................................................................................10
                   (ll)      Plan Year...........................................................................10
                   (mm)      Profit Based Matching Account.......................................................10
                   (nn)      Profit Based Matching Amount........................................................10
                   (oo)      Profit Based Matching Contributions.................................................10
                   (pp)      Retirement Committee................................................................10
                   (qq)      Salary Deferral Agreement...........................................................10
                   (rr)      Salary Reduction Contributions......................................................11
                   (ss)      Separation from Service.............................................................11
                   (tt)      SERP................................................................................11
                   (uu)      Year of Service.....................................................................11

ARTICLE III PARTICIPATION........................................................................................12
         3.1      Participation..................................................................................12
         3.2      Employees Who Had a Separation from Service Prior to January 1, 2005...........................13

ARTICLE IV ACCOUNTS; VESTING.....................................................................................14
         4.1      Establishment of Accounts......................................................................14
         4.2      Deferred Compensation Account..................................................................14
         4.3      Matching Account...............................................................................14
         4.4      Grandfathered Benefit Account..................................................................15
         4.5      Profit Based Matching Account..................................................................15
         4.6      Earnings Credited to Deferred Compensation Account.............................................16
         4.7      Earnings Credited to Matching Account, Grandfathered Benefit Account
                  and Profit Based Matching Account..............................................................17
         4.8      Vesting........................................................................................18

ARTICLE V PAYMENT OF BENEFITS....................................................................................19
         5.1      Eligibility for Payment........................................................................19
         5.2      Separation from Service........................................................................19
         5.3      Time of Payment................................................................................19
         5.4      Form of Payment................................................................................20
         5.5      Medium of Payment..............................................................................20
         5.6      Hardship Withdrawal............................................................................20
         5.7      Termination of Participation...................................................................21

ARTICLE VI BENEFICIARIES.........................................................................................23
         6.1      Designation of Beneficiary.....................................................................23
         6.2      Failure to Designate a Beneficiary.............................................................23

ARTICLE VII PLAN ADMINISTRATION AND CLAIMS REVIEW................................................................24
         7.1      Plan Administrator.............................................................................24
         7.2      Appointment of Administrator...................................................................25
         7.3      Claims Procedure...............................................................................25
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ARTICLE VIII AMENDMENT AND TERMINATION...........................................................................29
         8.1      Amendment......................................................................................29
         8.2      Termination....................................................................................29

ARTICLE IX PROHIBITION ON ALIENATION.............................................................................30
         9.1      Prohibition on Alienation......................................................................30

ARTICLE X CHANGE IN CONTROL......................................................................................31
         10.1     Change in Control..............................................................................31

ARTICLE XI TERMINATION FOR CAUSE.................................................................................32
         11.1     Termination for Cause..........................................................................32

ARTICLE XII MISCELLANEOUS........................................................................................33
         12.1     Plan Unfunded..................................................................................33
         12.2     No Trust.......................................................................................33
         12.3     No Contract of Employment......................................................................33
         12.4     Gender; Number.................................................................................34
         12.5     Choice of Law..................................................................................34
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                                      iii




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                                   ARTICLE I
                                    PURPOSE

         1.1 Purpose. This Marsh Deferred Compensation Plan (the "Plan") is an unfunded plan designed to benefit a select group of management or highly compensated employees who are covered under the Marsh Supermarkets, Inc. 401(k) Plan (the "401(k) Plan") by providing them with the opportunity to defer compensation and be credited with employer matching contributions that cannot be deferred or contributed under the 401(k) Plan because of limitations on such deferrals or employer matching contributions under Section 401(a)(17), 401(k)(3), 401(m)(2), 402(g) or 415 of the Internal Revenue Code of 1986, as amended. The Plan is also designed to benefit a select group of management or highly compensated employees who are not participants in the Supplemental Retirement Plan of Marsh Supermarkets, Inc. and Subsidiaries by crediting them with a benefit under the Plan based on the benefit they would have accrued under the Employees' Pension Plan of Marsh Supermarkets, Inc. and Subsidiaries, which was frozen as of December 31, 1996.

         It is intended that compensation and other amounts credited under the Plan be deferred until after the Participant's death, disability, early retirement, normal retirement or other termination of employment. Payments may also be made while employment continues in the case of financial hardship due to unforeseeable emergencies.

         The Plan was originally established, effective January 1, 1997, and was subsequently amended pursuant to the First Amendment to the Marsh Deferred Compensation Plan, generally effective January 1, 2004. Among other things, the First Amendment eliminated the phantom stock feature of the Plan, except for any Participant who elected during December 2003 to continue being treated as holding hypothetical shares of Company Stock with respect to the amounts credited to his Matching Account, Grandfathered Benefit Account, and Profit Based Matching Account as of January 1, 2004. Amounts credited to these Accounts after January 1, 2004 are not treated as invested in hypothetical shares of Company Stock. The First Amendment also permitted a Participant to elect during December 2003 to make an in-service withdrawal of all or part of his Deferred Compensation Account, conditioned on a substantial forfeiture and a 12-month suspension for making Elective Deferrals under the Plan.

         This amendment and restatement is intended to bring the Plan into compliance with Section 409A of the Code, except for Participants who retired prior to January 1, 2005, whose benefits under the Plan shall be grandfathered in accordance with Section 409A of the Code and Notice 2005-1. In addition, pursuant to this amended and restated Plan, an active Participant shall be permitted to elect during the 2005 Plan Year to revoke his Salary Deferral Agreement and terminate his participation in the Plan, as permitted under Notice 2005-1.











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                                   ARTICLE II
                                   DEFINITIONS

         2.1 Definitions. The following words and phrases used herein shall have the following meanings:

                  (a) Account. Any of the Deferred Compensation Account, Matching Account, Grandfathered Benefit Account or Profit Based Matching Account established on behalf of a Participant.

                  (b) Administrator. The individual or committee or individuals appointed to administer the Plan pursuant to Section 7.2, which unless changed by the Board of Directors shall be the Retirement Committee.

                  (c) Adopting Company. Any organization, including a limited liability company, or corporation affiliated with the Company which is authorized by the Board of Directors of the Company to adopt the Plan, and which adopts the Plan. The term shall also include the Company and any organization or corporation into which an Adopting Company may be merged or consolidated or by which it may be succeeded, and which may adopt the Plan.

                  (d) Aggregate Deferral Dollars. The product of multiplying a Participant's Aggregate Deferral Percentage by his Compensation.

                  (e) Aggregate Deferral Percentage. The total percentage of Compensation which a Participant elects to defer under the Plan and the 401(k) Plan for the Plan Year; provided, however, that the Aggregate Deferral Percentage shall be no more than fifteen



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         percent (15%) of Compensation and no less than six percent (6%) of
         Compensation (or such other percentage of Compensation as determined by the Administrator in its sole discretion).

                  (f) Beneficiary. The person or estate entitled under the terms of Article VI to receive payment after the death of the Participant.

                  (g) Board of Directors. The Board of Directors of Marsh Supermarkets, Inc.

                  (h) Cause. A felony conviction or a failure to contest prosecution of a felony, or willful misconduct or dishonesty, any of which is directly and materially harmful to the business and reputation of the Company.

                  (i) Change in Control. The happening of any one of the following events:

                           (i) A merger, consolidation or other business
                  combination in which any person or entity, including a "group" (as defined in Notice 2005-1, Q&A-12 (as amended from time to time), or a successor thereto), other than the Company or any benefit plan of the Company, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Company; provided, however, that there shall not be a Change in Control under this paragraph (i) unless there is a transfer or issuance of stock of the Company and stock in the Company remains outstanding after the transaction;

                           (ii) Any person or entity, including a "group" (as
                  defined in Notice 2005-1, Q&A-13 (as amended from time to time), or a successor thereto), other than the Company or any benefit plan of the Company, acquires, or has acquired during a twelve (12) month period, ownership of stock of the Company possessing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding shares;

                           (iii) During any twelve (12) month period,
                  individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of any such period; or

                           (iv) A merger, consolidation or other business
                  combination of the Company in which any person or entity, including a "group" (as defined in Notice 2005-1, Q&A-14 (as amended from time to time), or a successor thereto), other than the Company or any benefit plan of the Company, acquires, or has acquired during a twelve (12) month period, assets of the Company having a total gross fair market value equal to forty percent (40%) or more of the total gross fair market value of all the assts of the Company immediately before such acquisition or acquisitions; provided, however, that there shall not be a change of control under this paragraph (iv) if the transfer of assets is to an entity that is controlled immediately after the transfer by the Company or the shareholders of the



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                  Company (determined as provided in Notice 2005-1, Q&A 14(b)
                  (as amended from time to time), or a successor thereto).

                  (j) Code. The Internal Revenue Code of 1986, as amended.

                  (k) Company. Marsh Supermarkets, Inc., an Indiana corporation, and any successor, purchaser, or transferee of the operating assets and business of Marsh Supermarkets, Inc. that elects to continue the Plan.

                  (l) Company Stock. Class A or Class B common stock of the Company, as determined by the Administrator in its sole discretion.

                  (m) Compensation. A Participant's "Compensation" for the Plan Year as defined at Section 2.1(p) of the 401(k) Plan; provided, however, that the Participant's Compensation in excess of $200,000 (as adjusted for cost-of-living under Section 401(a)(17)(B) of the Code) shall be taken into account and Compensation shall include Elective Deferrals under the Plan.

                  (n) Deferred Compensation Account. The bookkeeping account maintained by the Employer to which a Participant's Elective Deferrals and earnings thereon are credited.

                  (o) Disability. The happening of either one of the following events:

                           (i) The Participant is unable to engage in any
                  substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or

                           (ii) The Participant is, by reason of any medically
                  determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant's Employer.

                  (p) Early Retirement. Separation from Service at any time after the Participant's 55th birthday.

                  (q) Effective Date. The Plan was originally effective January 1, 1997. The Effective Date of this amended and restated Plan is January 1, 2005.

                  (r) Elective Deferrals. The amount for the Plan Year, if any, credited to a Participant's Deferred Compensation Account pursuant to
         Section 4.2.

                  (s) Employee. Any Highly Compensated Employee.

                  (t) Employer. The Company and any Adopting Company.

                  (u) Employer Matching Amount. The amount for the Plan Year, if any, credited to a Participant's Matching Account pursuant to Section 4.3.

                  (v) Employer Matching Contributions. The contributions made by the Employer to the 401(k) Plan as defined at Section 2.1(cc) of the 401(k) Plan.

                  (w) Fair Market Value. The closing sale prices per share of the Company Stock on the NASDAQ National Market.

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                  (x) 401(k) Dollars. The amount of Aggregate Deferral Dollars that is contributed and allocated to the Participant's account under the 401(k) Plan.

                  (y) 401(k) Plan. The Marsh Supermarkets, Inc. 401(k) Plan.

                  (z) Grandfathered Benefit Account. The bookkeeping account maintained by the Employer to which a Participant's Grandfathered Benefit Amounts and any earnings thereon are credited.

                  (aa) Grandfathered Benefit Amount. The amount for the Plan Year, if any, credited to a Participant's Grandfathered Benefit Account pursuant to Section 4.4.

                  (bb) Grandfathered Contributions. Contributions made by the Employer to the 401(k) Plan as described at Section 4.1 of the 401(k) Plan.

                  (cc) Highly Compensated Employee. A "Highly Compensated Employee" as defined at Section 2.1(mm) of the 401(k) Plan.

                  (dd) Key Employee. Any Employee or former Employer who, at any time during the Plan Year which includes the Determination Date, is:

                           (1) An officer of the Employer having annual
                  Compensation of more than $130,000 (as adjusted pursuant to Section 416(i)(1) of the Code for such Plan Year;

                           (2) A 5-Percent Owner; or

                           (3) A 1-Percent Owner having annual Compensation of
                  more than $130,000.

         A 5-Percent Owner or 1-Percent Owner is an Employee who owns (or is considered to own under the constructive ownership rules of Section 318 of the
Code) more than five (5) percent or one (1) percent, as the case may be, of the outstanding stock of the Adopting Company which employs him or stock possessing more than five (5) percent or one (1) percent, as the case may be, of the total voting power of the Adopting Company which employs him. In making this determination, the beneficial interest in stock of an Adopting Company that may be owned by the trust of a qualified plan under Section 401(a) of the Code shall not be attributed to any Employee.

         The Determination Date is the last day of the Plan Year preceding the Plan Year for which a determination is made as to whether an Employee is a Key Employee for purposes of Section 409A of the Code.

                  (ee) Matching Account. The bookkeeping account maintained by the Employer to which Employer Matching Amounts and any earnings thereon are credited.

                  (ff) Matching Contribution Account. The account described at
         Section 2.1(ss) of the 401(k) Plan to which is credited Employer Matching Contributions.

                  (gg) MDCP Supplemental Trust. The Marsh Deferred Compensation Plan Supplemental Income Trust.

                  (hh) Normal Retirement. Separation from Service at any time after the Participant's 65th birthday.





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                  (ii) Participant. An Employee who is participating or has
         participated in the Plan by entering into a Salary Deferral Agreement, or who is eligible or has been eligible to be credited with a Grandfathered Benefit Amount or a Profit Based Matching Amount.

                  (jj) Pension Plan. The Employees' Pension Plan of Marsh Supermarkets, Inc. and Subsidiaries.

                  (kk) Plan. The Marsh Deferred Compensation Plan as set forth in this document and as amended from time to time.

                  (ll) Plan Year. The twelve-month period from January 1 to December 31.

                  (mm) Profit Based Matching Account. The bookkeeping account maintained by the Employer to which a Participant's Profit Based Matching Amounts and any earnings thereon are credited.

                  (nn) Profit Based Matching Amount. The amount for the Plan Year, if any, credited to a Participant's Profit Based Matching Account pursuant to Section 4.5.

                  (oo) Profit Based Matching Contributions. Contributions made by the Employer to the 401(k) Plan as described at Section 4.4 of the 401(k) Plan.

                  (pp) Retirement Committee. The Retirement Committee of the Pension Plan.

                  (qq) Salary Deferral Agreement. The agreement between a Participant and the Employer to defer receipt by the Participant of Compensation not yet earned under the Plan and the 401(k) Plan.

                  (rr) Salary Reduction Contributions. Contributions made by the Employer to the 401(k) Plan as described at Section 4.2 of the 401(k) Plan.

                  (ss) Separation from Service. Termination of employment for any reason with the Company and all Adopting Companies.

                  (tt) SERP. The Supplemental Retirement Plan of Marsh Supermarkets, Inc. and Subsidiaries.

                  (uu) Year of Service. Each Year of Vesting Service credited to an Employee under the 401(k) Plan.













                                       11
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                                   ARTICLE III
                                  PARTICIPATION

         3.1 Participation. An Employee may become a Participant in the Plan as provided in (a) or (b) below.

                  (a) An Employee who elects to make the maximum Salary Reduction Contributions permitted under the 401(k) Plan may become a Participant by completing a Salary Deferral Agreement and by submitting it to the person designated by the Administrator prior to the beginning of any Plan Year; provided, however, that, for the first Plan Year in which an Employee is eligible to participate in the Plan, the Employee's Salary Deferral Agreement may be submitted after the beginning of the Plan Year but within thirty (30) days after the date he becomes eligible to participate. Notwithstanding the preceding sentence, to the extent the Employee elects to defer a bonus under the Salary Deferral Agreement, the submission thereof shall be made no later than the time prescribed by Section 409A of the Code and Notice 2005-1. The Participant must elect in the Salary Deferral Agreement to reduce his Compensation by an amount not less than six percent (6%) of his Compensation (or such other percentage of Compensation as determined by the Administrator in its sole discretion) nor more than fifteen percent (15%) of his Compensation. The Salary Deferral Agreement shall be effective on the first day of the Plan Year (or as soon as administratively practicable after a new Participant submits has Salary Deferral Agreement) and shall be irrevocable for the Plan Year; provided, however, that, for the 2005 Plan Year, a Participant may revoke his Salary Deferral Agreement (i) at any time by written notice to the person designated by the Administrator effective as soon as administratively practicable after such notice is





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         received by such person or (ii) in connection with an election to terminate his participation in the Plan as provided in Section 5.7. A new Salary Deferral Agreement must be filed for each Plan Year and must be submitted to the person designated by the Administrator prior to the beginning of the Plan Year.

                  (b) An Employee shall become a Participant, regardless of whether he completes a Salary Deferral Agreement as provided in Section 3.1(a), if he is or has been entitled to be credited with either a Grandfathered Benefit Amount or a Profit Based Matching Amount.

         3.2 Employees Who Had a Separation from Service Prior to January 1, 2005. Employees who had a Separation from Service prior to January 1, 2005 shall be grandfathered in accordance with Section 409A of the Code and Notice 2005-1. Such Employees' benefits, rights and features shall be determined under the Plan document in effect as of December 31, 2004, rather than under this amended and restated Plan.

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                                   ARTICLE IV
                                ACCOUNTS; VESTING

         4.1 Establishment of Accounts. There shall be established for each Participant, as applicable, a Deferred Compensation Account, Matching Account, Grandfathered Benefit Account, and Profit Based Matching Account.

         4.2 Deferred Compensation Account. The amount of Elective Deferrals credited to a Participant's Deferred Compensation Account shall be equal to the amount by which the Aggregate Deferral Dollars the Participant elects to defer pursuant to a Salary Deferral Agreement exceeds his 401(k) Dollars. Elective Deferrals shall be credited to the Participant's Deferred Compensation Account at such times as determined by the Administrator in its sole discretion.

         4.3 Matching Account. An Employer Matching Amount may be credited each Plan Year to a Participant's Matching Account in the sole discretion of the Administrator. However, until otherwise provided by the Administrator, the Employer Matching Amount shall be an amount equal to (i) twenty-five percent (25%) of a Participant's Aggregate Deferral Dollars up to six percent (6%) of Compensation, reduced by (ii) the amount of Employer Matching Contributions contributed to his Matching Contribution Account under the 401(k) Plan. The Employer Matching Amount shall be credited at such time as determined by the Administrator in its sole discretion to the Matching Account of each Participant, including a Participant who had a Separation from Service during the Plan Year.

         The hypothetical shares of Company Stock credited to a Participant's Matching Account as of January 1, 2004 shall be deemed to be converted into cash as of such date, unless the

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Participant made the election described in Section 4.7. The Participant's
Matching Account balance as of January 1, 2004 shall be equal to the product resulting from multiplying the Fair Market Value of the hypothetical shares credited to such account as of such date by the number of such shares.

         4.4 Grandfathered Benefit Account. The Grandfathered Benefit Account of an Employee who has not been selected to participate in the SERP and who would have received an allocation of a Grandfathered Contribution under Section 5.2(a) of the 401(k) Plan for a Plan Year if he were not a Highly Compensated Employee shall be credited with a Grandfathered Benefit Amount equal to the amount of the Grandfathered Contribution he would have received under the 401(k) plan; provided, however, that the amount of such Grandfathered Contribution shall be determined based on Compensation under the Plan. The Grandfathered Benefit Amount shall be credited at such time as determined by the Administrator in its sole discretion.

         The hypothetical shares of Company Stock credited to a Participant's Grandfathered Benefit Account as of January 1, 2004 shall be deemed to be converted into cash as of such date, unless the Participant made the election described in Section 4.7. The Participant's Grandfathered Benefit Account balance as of January 1, 2004 shall be equal to the product resulting from multiplying the Fair Market Value of the hypothetical shares credited to such account as of such date by the number of such shares.

         4.5 Profit Based Matching Account. The Profit Based Matching Account of an Employee who has not been selected to participate in the SERP and who would have received an allocation of a Profit Based Matching Contribution under
Section 5.2(c) of the 401(k) Plan for a Plan Year if he were not a Highly Compensated Employee shall be credited with a Profit Based

Matching Amount equal to the amount of the Profit Based Matching Contribution he would have received under the 401(k) Plan; provided, however, that the amount of such Profit Based Matching Contribution shall be determined based on Compensation under the Plan. The Profit Based Matching Amount shall be credited at such time as determined by the Administrator in its sole discretion.

         The hypothetical shares of Company Stock credited to a Participant's Profit Based Matching Account as of January 1, 2004 shall be deemed to be converted into cash as of such date, unless the Participant made the election described in Section 4.7. The Participant's Profit Based Matching Account balance as of January 1, 2004 shall be equal to the product resulting from multiplying the Fair Market Value of the hypothetical shares credited to such account as of such date by the number of such shares.

         4.6 Earnings Credited to Deferred Compensation Account. At such times as determined by the Administrator in its sole discretion, but not less frequently than once each Plan Year, the Employer shall credit the Deferred Compensation Account of each Participant with additions computed using the rate of return for the appropriate period on ten (10) year U.S. Treasury Bonds plus three percent (3%) per year, but in no event greater than ten percent (10%) per year.

         Such additions shall continue to be credited to the Deferred Compensation Account of a Participant after his Separation from Service until the last day of the calendar quarter immediately preceding the calendar quarter during which the balance of such Account is paid in full to the Participant or his Beneficiary.

         4.7 Earnings Credited to Matching Account, Grandfathered Benefit Account and Profit Based Matching Account. At such times as determined by the Administrator in its sole discretion, but not less frequently than once each Plan Year, the Employer shall credit the Matching Account, Grandfathered Benefit Account and Profit Based Matching Account of each Participant with additions computed using the rate of return for the appropriate period on ten (10) year U.S. Treasury Bonds plus three percent (3%) per year, but in no event greater than ten percent (10%) per year.

         Notwithstanding the preceding paragraph, if a Participant elected during December 2003 to continue being treated as holding hypothetical shares of Company Stock with respect to the amounts credited to his Matching Account, Grandfathered Benefit Account, and Profit Based Matching Account as of January 1, 2004, the Employer shall continue to credit such Accounts with additions equal to the amount of cash dividends paid during the Plan Year, if any, on the number of hypothetical shares of Company Stock deemed to be held in such Accounts as of January 1, 2004. The Employer shall also continue to credit or debit, as the case may be, such Accounts for any increases or decreases in the Fair Market Value of Company Stock deemed to be held in such Accounts. This paragraph does not apply to any amounts credited to a Participant's Accounts at any time after January 1, 2004. For purposes of the election described in this paragraph, the number of hypothetical shares of Company Stock credited to the Participant's Accounts shall be appropriately adjusted to reflect stock splits, stock dividends, and other like adjustments in such shares.

         Such additions shall continue to be credited to the Matching Account, Grandfathered Account and Profit Based Matching Account of a Participant after his Separation from Service until the last day of the calendar quarter immediately preceding the calendar quarter during which the balance of such Account is paid in full to the Participant or his Beneficiary.

         4.8 Vesting. A Participant shall always be 100 percent vested in his Deferred Compensation Account and his Grandfathered Benefit Account. A Participant shall be "vested" (i.e., entitled to a specified percentage) in his Matching Account and his Profit Based Matching Account based on Years of Service in accordance with the following vesting table:

                                                          Vested Percentage of
                  Years of Service                               Account
                  ----------------                               -------
                    Fewer than 5                                     0%
                     5 or More                                     100%


Notwithstanding the above vesting table, a Participant shall be 100 percent vested in his Matching Account and his Profit Based Matching Account if he has a Separation from Service on account of death, Disability, Early Retirement, or Normal Retirement, or in the event of a Change in Control as provided in
Article X.

                                   ARTICLE V
                               PAYMENT OF BENEFITS

         5.1 Eligibility for Payment. Payments from a Participant's Accounts shall be made only upon Separation from Service; provided, however, that payments may be made from a Participant's Deferred Compensation Account upon the occurrence of a "financial hardship" as described in Section 5.6.

         5.2 Separation from Service. A Participant whose Separation from Service is on account of death, Disability, Early Retirement, or Normal Retirement shall be entitled to 100 percent of his Deferred Compensation Account, Grandfathered Benefit Account, Matching Account, and Profit Based Matching Account. A Participant whose Separation from Service is for any other reason shall be entitled to 100 percent of his Deferred Compensation Account and Grandfathered Benefit Account and the vested percentage (determined pursuant to Section 4.8) of his Matching Account and Profit Based Matching Account. If a Participant's Matching Account and Profit Based Matching Account are not vested at the time of his Separation from Service, the balances of such accounts shall be forfeited.

         5.3 Time of Payment. A Participant shall receive his benefit under the Plan no later than March 15 of the Plan Year following the Plan Year in which his Separation from Service occurs; provided, however, that a Participant who is a Key Employee shall not receive his benefit under the Plan until at least six
(6) months following the time of his Separation from Service. This 6-month period does not apply to the receipt of the Key Employee's benefit by his Beneficiary where such Key Employee's Separation from Service was on account of his death (or the Key Employee dies before the end of this 6-month period).

         5.4 Form of Payment. A Participant shall receive his benefit under the Plan upon his Separation from Service in the form of one lump sum payment.

         5.5 Medium of Payment. The payment of a Participant's Deferred Compensation Account, Matching Account, Grandfathered Benefit Account, and Profit Based Matching Account shall be made in cash.

         5.6 Hardship Withdrawal. A Participant may request a withdrawal of all or any portion of his Deferred Compensation Account on account of an "unforeseeable emergency." For this purpose, the term "unforeseeable emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152 of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Withdrawals for foreseeable expenditures normally budgetable, such as a down payment on a home or purchase of an auto or college expenses, will not be permitted, nor will any withdrawal be permitted to the extent that such hardship is or may be relieved:

                  (a) through reimbursement by insurance or otherwise; or

                  (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.


The Administrator shall review the request and determine whether payment of any amount is justified; and if so, how much is reasonably necessary to be paid to meet the emergency (including the amount necessary to pay taxes reasonably anticipated as a result of the hardship withdrawal). Any such payment shall be debited to the Participant's Deferred Compensation Account, and the balance remaining in the Participant's Deferred Compensation Account shall be payable in accordance with otherwise applicable provisions of the Plan.

         A Participant who elects to make a hardship withdrawal of any portion of his Deferred Compensation Account pursuant to this Section 5.6 shall not be eligible to make Elective Deferrals until the Plan Year that first occurs after the expiration of twelve (12) months from the date of such hardship withdrawal. A Participant who is suspended from making Elective Deferrals pursuant to this
Section 5.6 shall remain a Participant even though he may not resume making Elective Deferrals until after the period of his ineligibility has expired and until he has completed and submitted to the person designated by the Administrator a new Salary Deferral Agreement. Any suspension of a Participant shall have no effect upon his rights under the Plan, except as expressly limited by this Section 5.6, and earnings shall be credited to his Deferred Compensation Account as in the case of all Participants. This paragraph shall be interpreted in accordance with guidance under Section 409A of the Code and shall be inapplicable to the extent that it conflicts with such guidance.

         5.7 Termination of Participation. At such times during the 2005 Plan Year, as determined by the Administrator in its sole discretion, a Participant may elect to revoke his Salary Deferral Agreement and terminate his participation in the Plan. A Participant who makes such an election shall receive a distribution of his 2005 Elective Deferrals, but shall forfeit any Employer Matching Contributions attributable to such Elective Deferrals, and shall also receive a distribution of his Deferred Compensation Account and Grandfathered Benefit Account and, if vested, his Matching Account and Profit Based Matching Account. Such distribution shall be made no later than the last day of the 2005 Plan Year. The Participant's Matching Account and Profit Based Matching Account shall be forfeited if not vested at the time of such distribution.

                                   ARTICLE VI
                                  BENEFICIARIES

         6.1 Designation of Beneficiary. Each Participant may from time to time designate a Beneficiary or Beneficiaries to whom his Plan benefits are to be paid if he dies before receipt of all such benefits. Each Beneficiary designation, or revocation thereof, shall be in a form prescribed by the Administrator and will be effective only when filed with the person designated by the Administrator.

         6.2 Failure to Designate a Beneficiary. If the Participant has no designation of a Beneficiary in effect at the time of his death, or if no designated Beneficiary survives the Participant, his Plan benefits shall be payable in the following order of priority:

                  (a) to the surviving spouse;

                  (b) to the children, including adopted children, of the Participant in equal shares, per stirpes: or if none survive,

                  (c) to the surviving natural parents of the Participant, in equal shares; or if neither survives,

                  (d) to the estate of the Participant.

                                  ARTICLE VII
                      PLAN ADMINISTRATION AND CLAIMS REVIEW

         7.1 Plan Administrator. The Administrator shall have the sole responsibility for the administration of the Plan and shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan. The Administrator may delegate its responsibilities under the Plan, which include, but not by way of limitation, the following:

                  (a) to construe and interpret the Plan and determine the amount, manner and time of payment of any benefits hereunder;

                  (b) to prescribe procedures to be followed by a Participant in filing a Salary Deferral Agreement or by a Participant or Beneficiary in filing an application for benefits;

                  (c) to determine the times and methods for crediting earnings to a Participant's Account;

                  (d) to review a Participant's request for a hardship withdrawal under Section 5.6 and determine whether payment of any amount is justified and the amount reasonably necessary to meet the hardship;

                  (e) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel; and

                  (f) to review a claim by a Participant or Beneficiary.

The individual to whom any of these duties are delegated shall not be disqualified from becoming a Participant, but all decisions with regard to his participation in the Plan, including the functions described above with regard to him, shall be made by the Administrator. The Administrator reserves the right at any time by written notice to remove the delegatee and name another individual, or to conduct the day-to-day administration itself.

         7.2 Appointment of Administrator. The Administrator shall serve at the pleasure of the Board of Directors, which may remove the Administrator at any time and appoint an individual or committee to serve as Administrator.

         7.3 Claims Procedure. Any claim for benefits under this Plan must be submitted in writing to the Vice President-Human Resources in accordance with the procedure specified by the Vice President-Human Resources for filing claims. If a claim for benefits under this Plan is denied, the Vice President-Human Resources shall provide notice of such adverse benefit determination to the Participant in writing within a reasonable period of time, but not later than ninety (90) days after its submission (unless the Vice President-Human Resources determines that special circumstances require an extension of time for processing the claim). This notice of adverse benefit determination shall be written in a manner calculated to be understood by the Participant and shall include:

                  (a) the specific reason or reasons for the denial;

                  (b) specific references to the pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the Participant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the Plan's claim review procedures; including the applicable time limits and the Participant's right to bring a civil action under ERISA following an adverse benefit determination on review.

If special circumstances require an extension of time for processing the initial claim, a written notice of the extension which provides the reason for the extension and the date by which a decision is expected to be rendered shall be furnished to the Participant before the end of the initial ninety (90) days. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period.

In the event a claim for benefits is denied (or if the Participant has no response to such claim within ninety (90) days of its submission (subject to extension as provided above) in which case the claim for benefits shall be deemed to have been denied), the Participant or his duly authorized representative may request in writing to the Vice President-Human Resources a review of such adverse benefit determination. Such written request must be made not more than sixty (60) days following receipt of written notice of the adverse benefit determination (or sixty (60) days from the date such claim is deemed to be denied). In pursuing such appeal, the Participant or his duly authorized representative:

                  (a) shall be permitted to submit written comments, records and other information relating to the claim; and

                  (b) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim (i.e., relied upon in making the benefit determination, or submitted, considered or generated in the course of making the benefit determination).

The review on appeal of the initial adverse benefit determination shall be conducted by the Retirement Committee of the Company. The review shall take into account all information submitted by the Participant relating to the claim, regardless of whether such information was submitted or considered in the initial decision. If the Retirement Committee holds regularly scheduled meetings at least quarterly, the benefit determination on review shall be made no later than the meeting of the Retirement Committee that immediately follows the Vice President-Human Resources' receipt of the request for review, unless the request for review is filed within thirty (30) days preceding the date of such meeting, in which case the benefit determination on review shall be made no later than the date of the second meeting following receipt of the request for review (subject to extension in either case to the next meeting if required by special circumstances). The Vice President-Human Resources shall notify the Participant of the benefit determination as soon as possible, but not later than five (5) days after the benefit determination is made. If the Retirement Committee does not hold regularly scheduled meetings at least quarterly, the benefit determination on review shall be made, and the Vice President-Human Resources shall notify the Participant of the benefit determination, within a reasonable period of time, but not later than sixty (60) days, following receipt of the request for review (subject to extension for an additional period of sixty (60) days if required by special circumstances). If an extension of time is required by special circumstances, the Vice President-Human resources shall notify the Participant in writing, prior to the expiration of the time limit specified under whichever of the above rules is applicable, of the extension, the special circumstances requiring the extension and the date by which the Retirement Committee expects to make the benefit determination.

The benefit determination on review shall be made in writing, shall be written in a manner calculated to be understood by the Participant, and shall include the following:

                  (a) the specific reason or reasons for the denial;

                  (b) specific reference to the pertinent Plan provisions on which the denial was based;

                  (c) a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to and copies of all materials and required information relevant to the claim; and

                  (d) a statement of the Participant's right to bring an action under ERISA.

Any decision by the Vice President-Human Resources or the Retirement Committee pursuant to the claims review procedure described in this Section 7.3 shall be conclusive and binding on all persons and shall be subject to judicial review only when it is shown by clear and convincing evidence that the Vice President-Human Resources or Retirement Committee acted in an arbitrary and capricious manner.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

         8.1 Amendment. The Company reserves the right to amend this Plan at any time or from time to time by resolution of its Board of Directors; provided, however, that any such amendment shall not operate retroactively so as to affect adversely any vested rights to which a Participant or his Beneficiary is entitled under the Plan prior to any such action.

         8.2 Termination. Although the Company has established this Plan with the expectation to maintain the Plan indefinitely, the Company may terminate the Plan in whole or in part at any time without any liability for such termination. Upon Plan termination, the crediting under the Plan of all Elective Deferrals, Employer Matching Amounts, Grandfathered Benefit Amounts, and Profit Based Matching Amounts, and the crediting of earnings on such Accounts, shall cease.

                                   ARTICLE IX
                            PROHIBITION ON ALIENATION

9.1 Prohibition on Alienation. No Participant or Beneficiary shall have the right to assign, alienate or otherwise encumber any benefit payable under the Plan, and any attempt to do so shall be void. None of the benefits payable to a Participant or Beneficiary under the Plan shall be subject to the Participant's or Beneficiary's debts or liabilities or claims of the Participant's or Beneficiary's creditors, nor shall the benefits be subject to attachment, garnishment or other legal process by such creditors.

                                   ARTICLE X
                                CHANGE IN CONTROL

         10.1 Change in Control. In the event of a Change in Control, a Participant or Beneficiary shall immediately have nonforfeitable rights to all benefits under this Plan, including the balances of his Matching Account and Profit Based Matching Account. In addition, the Company shall distribute 100 percent of the balance of all the Participants' Accounts to the Participants or Beneficiaries. The distribution described in this Section 10.1 shall be made in cash.

                                   ARTICLE XI
                              TERMINATION FOR CAUSE

         11.1 Termination for Cause. If the Participant has a Separation from Service due to termination of employment for Cause prior to a Change in Control, any unpaid balance from his Matching Account, Grandfathered Benefit Account, and Profit Based Matching Account shall be forfeited and the Administrator shall notify the Participant of such forfeiture in writing. Payments from a Participant's Deferred Compensation Account shall not be affected by termination of employment for Cause. The exercise by the Employer of any right or remedy hereunder shall not be a waiver of or preclude the exercise of any other right or remedy the Employer may have against the Participant, and any forbearance by the Employer in exercising any right or remedy hereunder shall not be a waiver of or preclude the later exercise of such right or remedy.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Plan Unfunded. The payments to the Participant or Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Employer; no person shall have any interest in any such assets by virtue of the provisions of this Plan. The Employer may accumulate a reserve or reserves, and may use such vehicles as the MDCP Supplemental Trust or any other "rabbi trust" to accumulate such reserve or reserves, which shall remain the property of the Employer as part of its general assets. The Employer's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer; no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Employer.

         12.2 No Trust. Nothing contained in this Plan, and no action taken pursuant to its provisions by the Participant, Beneficiary, Administrator or any other person or entity shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Employer and the Participant or Beneficiary.

         12.3 No Contract of Employment. Nothing contained in this Plan shall be construed to be a contract of employment for any term of years, nor as conferring upon the Participant the right to continue to be employed by the Employer in his present capacity, or in any capacity. It is expressly understood by the parties hereto that this Plan relates to the payment of deferred compensation for the Participant's services, payable after termination of his employment with the Employer, and is not intended to be an employment contract.

         12.4 Gender; Number. In this Plan, the singular shall include the plural and the male designation shall include the female and the neuter, and vice versa, except where the context expressly requires otherwise.

         12.5 Choice of Law. This Plan, and the rights of the parties hereunder, shall be governed by and construed in accordance with applicable federal law and, to the extent otherwise applicable, the laws of the State of Indiana.

         IN WITNESS WHEREOF, Marsh Supermarkets, Inc. has caused this amended and restated Plan to be executed on this 15th day of June, 2005, by its duly authorized officers.


                                    MARSH SUPERMARKETS, INC.


                                    By:    /s/ Don E. Marsh
                                           -------------------------------------
                                           Don E. Marsh

                                    Title: Chief Executive Officer


ATTEST:


/s/ P. Lawrence Butt
---------------------------------
P. Lawrence Butt, Secretary